Exhibit 10.1

Amendment to Employment Agreement

This Amendment to Employment Agreement (“Amendment”) is made in the State of Washington by and between _______________ (“Executive”) and Isoray, Inc. a Delaware corporation (“Company”).

WHEREAS, the parties entered into that certain Employment Agreement that Executive signed on _______________ (“the Employment Agreement”);

WHEREAS, the parties desire to amend the Employment Agreement under the terms and conditions set forth in this Amendment; and

NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants, and provisions contained in this Amendment, the parties agree and declare as follows:

1.     Amendment of Post-Employment Restrictions. The parties hereby amend Section 8 of the Employment Agreement to read as follows:

“Post-Employment Restrictions.

a.     Non-Solicitation of Employees/Contractors. Executive acknowledges the character of the Company’s business and the substantial amount of time, money, and effort that the Company has spent and will spend in recruiting, hiring, training, and retaining, and developing Confidential Information relating to, employees and contractors. Executive agrees that he will not, during his relationship with the Company and during the twelve (12) months immediately following the conclusion of the term of his service on behalf of the Company, alone or with others, directly or indirectly, except for the Company’s benefit:

i.     Solicit for employment, hire, or employ, or cause to be solicited for employment, hired, or employed, any employee or contractor that Executive has had contact with during his relationship with the Company; or

ii.     Induce, attempt to induce, encourage or attempt to persuade to leave the Company or otherwise to alter its business relationship with the Company any Company employee or contractor that Executive has had contact with during his relationship with the Company.

If a court of competent jurisdiction or arbitrator finds that a twelve (12) month restricted period is not reasonably necessary to protect legitimate business interests of the Company, Executive agrees that the restricted period for the non-solicitation of employees/contractors shall be the six (6) months immediately following any conclusion of the term of Executive’s service.

b.     Non-Solicitation of Company Customer. Executive agrees that during the term of Executive’s service on behalf of the Company, and for a period of twelve (12) months immediately following the conclusion of the term of Executive’s service on behalf of the Company, regardless of the reason, Executive shall not either directly or indirectly, on his own behalf or on behalf of another person or entity, without the prior written permission of the Company, (i) solicit, call on, contact, or communicate with any Company Customer; (ii) provide to any Company Customer products or services of the kind provided by the Company; (iii) induce, influence, or attempt to induce or influence any Company Customer to refrain from purchasing products or services from the Company; (iv) induce, influence, or attempt to induce or influence any Company Customer to terminate or otherwise alter its contractual or other business relationship with the Company; or (v) accept any money or financial benefit from referring, introducing, or disclosing information about any Company Customer to anyone outside of the Company.

c.     Definition of Company Customer. For purposes of this Agreement, the term “Company Customer” means any person or entity (i) with which Executive had business-related contact of any kind (including, without limitation, in person, by phone, or in writing) on behalf of the Company during the one (1) year immediately prior to Executive’s departure from the Company; or (ii) is a person or entity about which Executive learned or had access to information about that is not publicly known during the twelve (12) months immediately prior to Executive’s departure from the Company; or (iii) is a person or entity (including vendor or supplier) the Company has a contractual relationship with during the twelve (12) months immediately prior to Executive’s departure from the Company and with which Executive had business-related contact on behalf of the Company or about which Executive learned or had access to any information about that is not publicly known. “Company Customer” does not include persons or entities who ceased doing business with the Company for reasons unrelated to a breach of this Agreement by or other wrongful act of the Executive or by others who were under the direction of Executive.

d.     Acknowledgement. Executive acknowledges that his fulfillment of the obligations contained in Section 8 of this Agreement is necessary to protect the Company’s Confidential Information as that term is defined herein and to preserve trade secrets, value, and goodwill of the Company. Executive further acknowledges that the time and scope limitations of his obligations set forth in Section 8 of this Agreement are reasonable, especially in light of the Company’s desire to protect its Confidential Information and trade secrets, and that Executive will not be precluded from earning a living if he is obligated not to solicit any Company Customer.

2.     Employment Agreement Otherwise Remains In Effect. The parties desire and intend by this Amendment only to amend the specific terms and conditions of the Employment Agreement in section 8 of this Amendment, and desire and intend that the Employment Agreement and Amendment to Employment Agreement otherwise remain and continue in full force and effect.

3.     Entire Agreement. The parties intend for this Amendment and the Employment Agreement (as amended) to define the full extent of their legally enforceable undertakings. The parties do not intend that any representations or statements made in any prior conversations, discussions, negotiations, correspondence, or writings between them be legally enforceable, and this Amendment and the Employment Agreement (as amended) supersede all other agreements and understandings between them relating to the subject matter of each. The parties will execute and deliver to each other any and all such further documents and instruments, and shall perform any and all such other acts, as reasonably may be necessary or proper to carry out or effect the purposes of this Amendment.

4.     Adjudication Of Amendment. If any court or arbitrator of competent jurisdiction holds that any provision of this Amendment is invalid or unenforceable, the parties desire and agree that the remaining parts of this Amendment will nevertheless continue to be valid and enforceable.

5.     Modification Or Waiver Of Amendment. No modification or waiver of this Amendment will be valid unless the modification or waiver is in writing and signed by all of the parties. The failure of any party at any time to insist upon the strict performance of any provision of this Amendment will not be construed as a waiver of the right to insist upon the strict performance of the same provision at any future time.

6.     Termination Of Amendment. No termination of this Amendment will be valid unless the termination is in writing and signed by all of the parties.

7.     Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

8.     No Rule Of Strict Construction. The language of this Amendment has been approved by all of the parties, and no rule of strict construction will be applied against any party.

9.     Headings. The descriptive headings of the sections and subsections of this Amendment are intended for convenience only, and do not constitute parts of this Amendment.

10.     Governing Law. This Amendment will be construed in accord with and any dispute or controversy arising from any breach or asserted breach of this Amendment will be governed by the laws of the State of Washington.

IN WITNESS WHEREOF, the parties have executed this Amendment of Employment Agreement on the dates indicated at their respective signatures below.

DATED this day of December, 2019.

DATED this day of December, 2019.

Isoray, Inc.

By:
Its:

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